UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 10, 2005 (February 8, 2005)

ZIX CORPORATION

(Exact name of registrant as specified in its charter)

Texas	0-17995	75-2216818

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Avenue
Suite 2300, LB 36
Dallas, Texas 75204-2960
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 370-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On February 8, 2005, the Company announced that John Ryan, chairman and chief executive officer, resigned, effective February 8, 2005, as the Company’s Chief Executive Officer. Mr. Ryan will, however, continue in his role as Chairman of the Board. Concurrent with Mr. Ryan’s resignation, the Company’s Board of Directors appointed Rick Spurr, the Company’s president and chief operating officer, as acting Chief Executive Officer. Mr. Spurr will also retain his prior responsibilities as President and Chief Operating Officer.

     Mr. Spurr was originally appointed the Company’s President and Chief Operating Officer in January 2004. Prior to joining the Company, Mr. Spurr served as Senior Vice President, Worldwide Sales, Marketing and Business Development for Securify, Inc. beginning March 2003. Prior to that he was an executive officer at Entrust, Inc. for nearly five years, beginning in 1997, where he served as Executive Vice President and was responsible for worldwide sales, marketing, business development, customer support, consulting and service. Mr. Spurr began his career at IBM where, among other roles, he served as Regional Manager, and was responsible for over 1,000 employees, and as Group Director in Tokyo for a $1.2 billion business throughout the Asia Pacific Region.

     Mr. Spurr and the Company were parties to a one-year employment contract, which expired February 1, 2005. The contract provided for a base salary of $250,000, and potential quarterly bonus payments of $50,000. A copy of the employment contract is filed as Exhibit 10.14 to the Company’s 2004 Annual Report on Form 10-K. In connection with the inception of his employment and as previously reported, Mr. Spurr was granted stock options to acquire 650,000 shares of the Company’s common stock at an exercise price of $10.80 per share and a signing bonus of $50,000, payable in shares of the Company’s common stock. Also, as previously reported in November 2004, Mr. Spurr was granted stock options on November 17, 2004, to acquire 350,000 shares of the Company’s common stock at an exercise price of $6.00 per share. Mr. Ryan’s resignation as Chief Executive Officer makes operative a provision in the option agreement that provides the options will become 100% vested if Mr. Spurr is not appointed Chief Executive Officer of the Company within 120 days of the date of Mr. Ryan’s resignation.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION (Registrant)
Date: February 10, 2005	By:	/s/ Bradley C. Almond
Bradley C. Almond
Vice President, Chief Financial Officer and Treasurer